Exhibit 21

CRANE CO.
Exhibit 21 to FORM 10-K
Annual Report for the Year Ended December 31, 2002

Subsidiaries of Registrant

The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements.  The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

Corva Corporation	Missouri
Crane GmbH	Germany
National Rejectors, Inc. GmbH	Germany
NRI Iberica S.A.	Spain
Crane International Holdings, Inc.	Delaware
Crane Canada Co.	Canada
Crane Capital Corporation LLC	Delaware
Crane Ningjin Valve Co.	China (90%)
Crane Zhengying Rubber Co. Ltd.	China (80%)
Crane Environmental Inc.	Delaware
Industrial Motion Control Holdings, LLC	Delaware (49%)
Crane Fenghiu (Zhejiang) Pump Co. Ltd.	China (70%)
Crane FSC Corporation	Barbados
Crane Holdings C.V	Netherlands
Crane Global Holdings S.L.	Spain
Crane Australia Pty. Ltd.	Australia
P.T. Crane Indonesia	Indonesia (51%)
Crane Process Flow Technologies S.r.l.	Italy
Crane Holdings (Germany) GmbH	Germany
Crane Process Flow Technologies S.P.R.L.	Belgium
Crane Process Flow Technologies GmbH	Germany
Crane (Ningbo) Yong Xiang Valve Co. Ltd.	China (70%)
Xomox Hungary Kft.	Hungary
Xomox International GmbH & Co.	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	Korea
Xomox Southeast Asia Pte Ltd.	Singapore
Crane International Capital B.V.	Netherlands
Crane Ltd.	England
Crane Europe Ltd.	Scotland
Crane Merchandising Systems Ltd.	England
Crane Process Flow Technologies Ltd.	England
Crane Process Flow Technologies (India) Ltd.	India
ELDEC Electronics Ltd.	England
Stockham Valve Ltd.	England
Crane Nantong Company Ltd.	China (70%)
Crane Pumps & Systems, Inc.	Delaware
Barnes Pumps, Inc.	Ohio
Barnes Pumps Canada, Inc.	Canada
Dyrotech Industries, Inc.	Delaware
ELDEC Corporation	Washington
ELDEC France S.A.R.L.	France
General Technology Corporation	New Mexico
Hydro-Aire, Inc.	California
Interpoint Corporation	Washington
Interpoint GmbH	Germany
Interpoint S.A.R.L.	France
Interpoint U.K. Ltd.	England

Exhibit 21 to FORM 10-K (Continued)

Interpoint Taiwan Corporation	Taiwan
Kemlite Company, Inc.	Delaware
Sequentia, Inc.	Ohio
Lasco Material, Inc.	Delaware
Lasco Panels, Inc.	Delaware
Lasco Composites, LP	Delaware
Kemlite Ltd.	England
Mark Controls Corporation	Delaware
Azonix Corporation	Massachusetts
Barksdale, Inc.	Delaware
Dynalco Controls Corporation	Delaware
Barksdale Control Products GmbH	Germany
Westad Industri A/S	Norway
Powers Process Controls Ltd.	Canada
Resistoflex (Asia) Pte., Ltd.	Singapore
Resistoflex Sdn. Bhd.	Malaysia
Kessel (Thailand) Pte., Ltd.	Thailand (49%)
Resistoflex GmbH	Germany
Xomox Corporation	Ohio
Xomox A.G.	Switzerland
Xomox Chihuahua S.A. de C.V.	México
Fisher-Xomox Sanmar Ltd.	India (49%)
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.	France
Flow Technology, Inc.	Ohio
Crane Nuclear, Inc.	Delaware
Crane Overseas LLC	Delaware
Streamware Corporation	Massachusetts